THE RAINBOW FUND, INC.
375 South End Ave Suite, #28-L
New York,  NY  10280
(646) 279-7206

CUSTODIAN
US Bank
425 Walnut St. Mail location 6118
Cincinnati, OH 45201
                                                      SEMI-ANNUAL
TRANSFER AGENT                                          REPORT
Investor Data Services                              April 30, 2002
375 South End Avenue, Suite, #28-L
New York, NY 10280

COUNSEL
Kirkpatrick & Lockhart, LLP
1251 Avenue of Americans
New York, NY 10020

INDEPENDENT AUDITOR
Tait, Weller & Baker
8 Penn Center Plaza Suite 800
Philadelphia, PA 19103

OFFICERS AND DIRECTORS:
-----------------------

ARIEL J. GOODMAN
Chairman, President, Treasurer & Secretary
General Partner of  Furman Anderson & Co.
General Partner of  Investor Data Services


STUART BECKER
Certified Public Accountant
President of Becker & Company, LLC



This report is authorized for distribution only when preceded or accompanied by the prospectus of The
Rainbow Fund, Inc., which includes information about investment policies, redemption of shares of the Fund, voting privileges, and shareholders' purchase plans.

                             THE RAINBOW FUND, INC.

                        375 South End Avenue, Suite 28-L
                               New York, NY 10280
                                 (646) 279-7206




                                   SEMI-ANNUAL
                                     REPORT

                                 APRIL 30, 2002







The financial information herein is not audited. This means that it is taken from the records of the Fund without any audit or other examination by independent accountants who do not express an opinion thereon.

This report is authorized for distribution only when preceded or accompanied by the prospectus of The Rainbow Fund, Inc., which includes information about investment policies, redemption of shares of the Fund, voting privileges, and shareholders' purchase plans.

Statement of Assets and Liabilities
April 30, 2002 (unaudited)

ASSETS:
Investments in securities, at  value (Note 1A) ....................  $ 637,021
           (Identified Cost $573,057)
Cash  and Cash equivalents ........................................    155,874
Interest receivable ...............................................        145
Prepaid Expenses ..................................................     27,472
                                                                     ---------
               TOTAL ASSETS .......................................  $ 820,512
                                                                     ---------

LIABILITIES:

NET ASSETS (equivalent to $3.23 per share based on 253,686 shares of capital stock outstanding) (Note 3) .................  $ 820,512
                                                                     =========

Components of Net Assets
Paid in Capital ...................................................  $ 853,082
Accumulated net realized losses on investment transactions ........    (74,558)
Accumulated net investment deficit ................................    (21,976)
Accumulated unrealized appreciation (depreciation) on:
                                              Investments..........     63,964
                                                                     ---------
               NET ASSETS .........................................  $ 820,512
                                                                     =========

                                        I

Statement of Changes in Net Assets

                                                                             Six months ended      Year ended
                                                                                 April 30,         October 31,
                                                                              2002 (unaudited)        2001
                                                                              ----------------     -----------
Increase (decrease) in net assets from operations:
Investment loss net ......................................................      $ (21,976)        $ (41,547)
Net realized gain from investments .......................................          3,100            17,452
Net change in unrealized depreciation ....................................         85,765           (64,522)
                                                                                ---------         ---------
Net increase (decrease) in net assets resulting from operations ..........         66,889           (88,617)


Capital share transactions (Note 2) ......................................           (689)           (6,244)
           Total increase (decrease) in net assets .......................         66,200           (94,861)

Net Assets:
           Beginning of period ...........................................        754,312           849,173
                                                                                ---------         ---------
           End of period .................................................      $ 820,512         $ 754,312
                                                                                =========         =========



The notes to financial statements are an integral part of these statements


Statement of Operations
For the six months ended April 30, 2002 (unaudited)
Investment Income:
Income:
        Dividends .........................................................      $  5,140
        Interest ..........................................................         1,210
                                                                                 --------

               TOTAL INCOME ...............................................      $  6,350
                                                                                 --------
Expenses:
Investment Advisory Fee (Note 4) ..........................................      $  2,354
Professional Fees .........................................................         2,500
Custodian Fees ............................................................         1,193
Transfer Agent Fees .......................................................         5,710
Portfolio Pricing and Accounting Fees .....................................         9,100
Reports to Shareholders ...................................................           602
State and Local Taxes .....................................................           449
Insurance Expense .........................................................           200
Directors' Fees and Expenses ..............................................           300
Registration Fees .........................................................         1,236
Audit Fees ................................................................         5,000
Other                                                                               2,036
                                                                                 --------
TOTAL EXPENSES ............................................................        30,680
EXPENSE WAIVED ............................................................        (2,354)
                                                                                 --------
NET EXPENSES ..............................................................        28,326
                                                                                 --------
NET INVESTMENT LOSS .......................................................      $(21,976)
                                                                                 --------
NET REALIZED AND UNREALIZED GAIN IN INVESTMENTS:
NET REALIZED GAIN ON:
               Investments ................................................         3,100
NET CHANGE IN UNREALIZED APPRECIATION/DEPRECIATION DURING THE YEAR ON:
               Investment securities ......................................        85,765
                                                                                 --------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS ...........................        88,865
                                                                                 --------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ......................      $ 66,889
                                                                                 ========

The notes to financial statements are an integral part of these statements



The Rainbow Fund, Inc.
FINANCIAL HIGHLIGHTS
For a capital share outstanding throughout each period

                                                  Six months ended
                                                   April 30,2002                  Year ended
                                                    (unaudited)                    October 31
                                                  -----------------------------------------------------------------
                                                               2001       2000        1999        1998       1997

Net Asset Value, Beginning of the Year            $2.97       $3.32      $3.47       $3.59       $6.56      $5.71
Income From Investment Operations
   Net Investment Loss                            (0.09)      (0.16)     (0.13)      (0.03)      (0.12)      (0.12)
Net Realized & Unrealized Gain On Investments      0.35       (0.19)     (0.02)      (0.09)      (0.10)       1.10
Total From Investment Operations                   0.26       (0.35)     (0.15)      (0.12)      (0.22)       0.98

Less Distributions:
   From Net Capital Gains                            --          --         --          --       (2.75)      (0.13)
Total Distribution                                   --          --         --          --       (2.75)      (0.13)

Net Asset Value, End of Period                    $3.23       $2.97      $3.32       $3.47       $3.59       $6.56
Total Return                                       8.75%     (10.54%)    (4.32%)     (3.34%)     (9.95%)     14.89%
Ratios / Supplemental Data:
Net Assets, End of Year (thousands)                $821        $754       $849        $921        $997      $1,381

 Ratio of Expenses to Average Net Assets           7.40%       7.27%      6.48%       6.01%       3.73%       3.67%
 Ratio of Net Investment Loss to
   Average Net Assets                             (5.74%)     (5.21%)    (4.13%)     (3.71%)     (2.64%)    (1.87%)
   Portfolio Turnover                                42%        122%       220%        127%         64%        90%


Investments in Securities
April 30, 2002 (unaudited)
Common Stocks: 77.64%
                                                                                     Market
 Shares                                  Item                                       Value(a)
 ------                                  ----                                       --------
             BUILDING-RESIDENTIAL & COMMERCIAL             (8.49%)
   2,700     D.R. Horton, Inc...................................................   $   69,660

             CABLE                                         (5.73%)
   2,000     Cablevision Systems - NY Corp. - A*................................       47,000

             COAL                                          (4.35%)
   1,500     Penn Virginia Resource Partners, LP................................       35,700

             FINANCIAL - MORTGAGE LOANS                    (9.98%)
   1,000     Countrywide Credit Ind., Inc.......................................       46,170
     500     MGIC Investment Corp...............................................       35,680
                                                                                       81,850
             FINANCIAL-SAVINGS & LOAN                     (19.45%)
   3,600     Golden State Bancorp, Inc *........................................      118,764
     700     Household International............................................       40,803
                                                                                      159,567
             MEDICAL LASER SYSTEMS                         (1.99%)
   1,000     Visx, Inc.*........................................................       16,370

             OIL COMPANIES                                (11.82%)
   1,000     Anadarko Petroleum Corp............................................       53,820
   1,000     Valero Energy Corp.................................................       43,160
                                                                                       96,980
             REAL ESTATE INVESTMENT TRUST                  (4.76%)
   2,000     New Plan Exel Realty Trust.........................................       39,100

             TOBACCO                                       (5.31%)
     800     Philip Morris Companies, Inc.......................................       43,544

             TRANSPORT-MARINE                              (5.76%)
   3,000     Stelmar Shipping Limited*..........................................       47,250

             TOTAL COMMON STOCKS & WARRANTS  (cost $573,057)......(77.64%)         $  637,021

             TOTAL INVESTMENTS IN SECURITIES (Cost $573,057)......(77.64%)         $  637,021
             OTHER ASSETS LESS LIABILITIES........................(22.36%)         $  183,591
             TOTAL NET ASSETS.......................................(100%)         $  820,512


             (a)  See Note 1A of Notes to the Financial Statements
              *    Denotes non-income producing security

Notes to Financial Statements
April 30, 2002


1. Significant Accounting Policies

     The company is registered under the Investment Company Act of 1940, as a non-diversified, open-end management investment company.

     A. Security Valuation - Investments in securities traded on a national securities exchange are stated at the last reported sales price on the day of valuation; securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the last quoted bid price, except for short positions and call options written, for which the last quoted asked price is used. Short-term notes are stated at amortized cost, which is equivalent to value.

     B. Federal Income Taxes - The company's policy is to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies and to distribute all its taxable income to its shareholders. Therefore, no federal income tax provision is required.

     C. Other - The company follows industry practice and records security transactions on the trade date. Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis.

     D. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.


     E. Reclassification of Capital Accounts - The Fund accounts and reports for distributions to shareholders in accordance with the American Institute of
Certified Public Accountants' Statement of Position 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital and Return of Capital Distributions by Investment Companies.

2. Capital Share Transactions

     At April 30, 2002, there were 2,000,000 shares of par value stock authorized.

                 Transactions in capital stock were as follows:

                                Shares                      Amount
                                ------                      ------
                                        (000s Omitted)
                         April 30                  April 30
                           2002      October 31       2002       October 31
                       (unaudited)      2001      (unaudited)       2001
                       -----------   ----------   -----------    ----------
Shares sold and
       reinvestments..       0            280           0            900
Shares redeemed.......    (232)        (2,347)       (689)        (7,144)
                          -----------------------------------------------
Net decrease              (232)        (2,067)       (689)        (6,244)




3. Investment Transactions

     The cost of purchases and proceeds from sales of investment securities other than U.S. Government obligations and short term notes were $352,032 and $246,984 respectively for the six months ended April 30,2002.

Based on cost for federal income tax purposes:

(a)     Aggregate gross unrealized appreciation
        for all securities in which there is an ex-
        cess of value over costs  .......................   $      116,620

(b)     Aggregate gross unrealized depreciation
        for all securities in which there is an ex-
        cess of costs over value  .......................   $      (52,656)

(c)     Net unrealized appreciation  ...................    $       63,904

(d)     Aggregate cost of common stocks for
        federal income tax purposes  ..................     $      573,057

4. Investment Advisory Fees

     The company pays advisory fees for investment management and advisory services under a management agreement ("Agreement") that provides for fees to be computed at an annual rate of .625 percent of the average annual net asset value with respect to that portion of net assets not exceeding $2,000,000 ; .5 percent with respect to that portion of net assets between $2,000,000 and $5,000,000; and .375% of such assets in excess of $5,000,000. The Agreement provides for a fee reduction, but not below zero, by the amount, if any, by which the expenses of the Fund (exclusive of such compensation, interest, brokerage commissions, taxes, dividends on short sales and legal fees incurred in connection with litigation in which the Fund is a plaintiff) exceed the following percentages of average annual net assets of the Fund: $0 -- $10,000,000 - 3%; $10,000,000 --
$30,000,000 - 1/2%; and above $30,000,000 - 1/4%. The advisor's fee will also be reduced (but not below zero) by 50% of the amount by which brokerage fees received by the advisor in respect of the Fund's portfolio transactions exceed 2% of the Fund's average annual net assets.

     The advisory fee computation during the periods ended April 30, 2002 and October 31, 2001 follows:

                                  Reduction Due to
                                     Limitations
                                  -----------------
                  Gross                                                 Net
    Fiscal       Advisory                               Comm-         Advisory
     Year           Fee                Expenses         issions         Fees
    ----------------------------------------------------------------------------
     2002         $2,354                $2,354            -0-             -0-
     2001         $4,995                $4,995            -0-             -0-


     Under the Advisory Agreement, it is recognized that the advisor will act as the Fund's principal broker. During the period, the Fund paid aggregate commissions of $4,440 to brokers, through whom the advisor's brokerage transactions were cleared. Of the commissions paid, $3,940 was paid to an affiliate of the advisor.